Exhibit 4.81

[Form of Index-Linked Medium-Term Note, Series E of GS Finance Corp.]

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GS FINANCE CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

[INSERT ANY LEGEND REQUIRED BY THE LICENSOR OF THE INDEX.]

[INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.] THIS SECURITY IS FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC. (THE “GUARANTOR”) PURSUANT TO THE GUARANTEE SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO (THE “GUARANTEE”).

(Face of Security continued on next page)

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

(Face of Security continued on next page)

CUSIP No.

Registered No.

GS FINANCE CORP.

MEDIUM-TERM NOTES, SERIES E

FULLY AND UNCONDITIONALLY GUARANTEED BY

THE GOLDMAN SACHS GROUP, INC.

[INSERT THE NAME OF THE INDEX-LINKED NOTE]

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Face Amount:

Principal Amount:

Index:

Stated Maturity Date:

Specified Currency:

Interest Rate:             % per annum

Spread:

Interest Payment Date(s):

Original Issue Date:

Option to Redeem:

Calculation Agent:

Defeasance:

Other Terms:

(Face of Security continued on next page)

1.    Promise to Pay Principal

GS Finance Corp., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, as principal, the Principal Amount on the Stated Maturity Date, subject to the other provisions of this Security. The Company also promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue principal, at the effective Federal Funds rate, from the date such principal is due until it is paid or made available for payment, and any such interest shall be payable to the Holder on demand, subject to the provisions in the Indenture. Notwithstanding any other provision of this Security or the Indenture, this Security shall not bear interest, except as provided in the prior sentence

2.    Principal Amount

The principal of this Security that becomes due and payable on the Stated Maturity Date for Securities that have not been redeemed shall be the Principal Amount. If the Holder has exercised the Option to Redeem, the principal of this Security that becomes payable on the applicable Redemption Date for the Securities properly designated for redemption shall be the amount in cash the Company is obligated to pay pursuant to Section 3 of this Security, as applicable. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the cash that the Company is obligated to pay as set forth above in this Section 2 has been paid as provided herein (or such amount has been made available for payment), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of the cash that the Company is obligated to pay as principal on such day as provided above in this Section 2. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security on any day will be deemed to equal the Face Amount then Outstanding. The Securities represented by this Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of such Securities shall be deemed to have been paid in full as provided above and any interest payable on such Security have been paid (or, in the case of any such interest, when such interest has been made available for payment).

3.    Holder’s Option to Redeem

[INSERT PROVISIONS RELATING TO OPTION TO REDEEM.]

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4.    Discontinuance or Modification of the Index

[INSERT PROVISIONS RELATING TO DISCONTINUANCE OR MODIFICATION OF THE INDEX.]

5.    Role of Calculation Agent

[INSERT PROVISIONS RELATING TO ROLE OF CALCULATION AGENT.]

6.    Payment

Payment of the amount payable on this Security will be made in cash in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of cash on this Security will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register; and provided, further, that payment at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture. The Holder of this Security shall not be entitled under the terms of this Security to receive, in payment hereof, any property other than cash.

7.    Holidays

Notwithstanding any provision of this Security or of the Indenture, if any payment of principal or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such payment may be made (or such principal or interest may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this Section 7 shall apply to this Security in lieu of the provisions of Section 1.13 of the Indenture.

8.    Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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9.    Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

10.    Guarantee by the Guarantor

This Security is fully and unconditionally guaranteed by the Guarantor pursuant to the Guarantee set forth in the Indenture.

11.    Tax Characterization

[INSERT PROVISIONS RELATING TO TAX CHARACTERIZATION OF THIS SECURITY.]

(Face of Security continued on next page)

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GS FINANCE CORP.

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 10, 2008 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, as Issuer, The Goldman Sachs Group, Inc., as Guarantor (herein called the “Guarantor”, which term includes any successor guarantor under the Indenture), and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security. For the avoidance of doubt, the Seventh Supplemental Indenture, dated as of July 1, 2020, among the Company as Issuer, the Guarantor, and the Trustee shall not apply to this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Securities designated on the face hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series

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considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and, with respect to this Security, on the face hereof.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, or alter or impair the obligation of the Guarantor, which is unconditional to pay pursuant to the Guarantee.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of

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this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium or interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of “Authorized Denominations”, which term is defined below, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities specified on the face hereof are issuable only in registered form without coupons in “Authorized Denominations”. As provided in the Indenture and subject to certain limitations therein set forth, the Securities specified on the face hereof are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.